Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2023, with respect to the December 31, 2022 consolidated financial statements, included in the Annual Report of Mawson Infrastructure Group Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statement of Mawson Infrastructure Group Inc. on Forms S-3 (Form No. 333-260600, and 333-264062) and Form S-8 (File No. 333-258878).

/s/ LNP Audit and Assurance International Pty Ltd

Sydney, New South Wales, Australia

March 23, 2023